UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF

THE SECURITIES EXCHANGE ACT OF 1934

May 12, 2005

Date of Report (Date of earliest event reported)

COBRA ELECTRONICS CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-511	36-2479991
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6500 West Cortland Street, Chicago, Illinois 60707 (773) 889-8870

(Address, including zip code and telephone number, including area code, or registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 12, 2005, Cobra Electronics Corporation (the “Company”) entered into a Waiver and Amendment No. 5 (the “Amendment”) to the Loan and Security Agreement (the “Loan Agreement”), dated as of January 31, 2002, among the Company, LaSalle Bank National Association (the “Agent”) and the lenders (the “Lenders”) party thereto. Pursuant to the Amendment, the Agent and the Lenders waived prior breaches by the Company of Section 14(b) of the Loan Agreement for the fiscal quarter ending March 31, 2005. In addition, the Amendment amends and restates Section 14(b) of the Loan Agreement in its entirety, thereby decreasing the minimum EBIT required to be maintained by the Company pursuant to the Loan Agreement.

A copy of the Agreement is filed as Exhibit 10.31 to this Current Report on Form 8-K.

Item 9.01. Exhibits.

(c) The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10.31	Waiver and Amendment No. 5 to the Loan and Security Agreement Dated As of January 31, 2002 Among LaSalle Bank National Association, As a Lender and As Agent for the Lenders, the Lenders and Cobra Electronics Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COBRA ELECTRONICS CORPORATION

Date: May 18, 2005	By:	/s/ Michael Smith
Michael Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

The following is a list of the exhibits filed herewith.

Exhibit No.	Description of Exhibit
10.31	Waiver and Amendment No. 5 to the Loan and Security Agreement Dated As of January 31, 2002 Among LaSalle Bank National Association, As a Lender and As Agent for the Lenders, the Lenders and Cobra Electronics Corporation